Exhibit 10.1

AMENDMENT NO. 3 TO

NATURAL GAS ASSET MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 3 TO NATURAL GAS ASSET MANAGEMENT AGREEMENT, dated September 23, 2022 (this “Amendment”), is by and between Roanoke Gas Company ("Counterparty"), a Virginia corporation, and Sequent Energy Management LLC(“Manager”), a Delaware limited liability company (formerly Sequent Energy Management, L.P.). Manager and Counterparty are sometimes referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, Manager and Counterparty are parties to that certain Natural Gas Asset Management Agreement, dated April 1, 2018, as amended by that certain Amendment No.1 to Natural Gas Asset Management Agreement, dated July 31, 2020 and as further amended by that certain Amendment No. 2 to Natural Gas Asset Management Agreement, dated August 5, 2021 (the “Agreement”);

WHEREAS, Manager and Counterparty desire to extend the Agreement for twenty four (24) months at the end of the current Term; and

WHEREAS, in connection with such extension, Manager and Counterparty desire to amend the Agreement on the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements hereinafter set forth, the Parties agree to amend the Agreement as follows:

1.         Defined Terms. All initially capitalized terms used but not defined herein have the meanings set forth in the Agreement.

2.         Effective Date. The effective date of this Amendment shall be April 1, 2023 (the “Effective Date”).

3.         Extension. Subject to the terms set for herein, the Parties hereby agree that the Agreement will be extended for twenty four (24) months at the end of the current Term (through March 31, 2025).

4.         Amendments to the Agreement.

(a)	As of the date hereof, the Agreement is hereby amended as follows:

(i)	All references in the Agreement to “Sequent Energy Management, L.P.” shall be replaced with “Sequent Energy Management LLC”.

(ii)	Section 6.01(b) is hereby amended by replacing the reference to “Georgia” with “Delaware”.

(iii)	Section 8.02 is hereby amended by replacing the reference to “Southern Company Gas” in the last sentence thereof with “The Williams Companies, Inc.”

(iv)	Section 4.01(b) is hereby amended by adding the following new sentence after the last sentence thereof:

“If this Agreement has terminated pursuant to this Section 4.01(b), such termination shall be effected as set forth in Section 9.02(d) and the electing party will be deemed to be the non-defaulting Party solely for purposes of determining the Settlement Amount.”

(v)	Section 5.04 is hereby amended by adding the following new sentence after the last sentence thereof:

“If this Agreement has terminated pursuant to this Section 5.04, such termination shall be effected as set forth in Section 9.02(d) and the electing party will be deemed to be the non-defaulting Party solely for purposes of determining the Settlement Amount.”

(b)	As of the Effective Date, the Agreement is hereby amended as follows:

(i)	The second paragraph of Section 2.01 will be deleted in its entirety and replaced with the following:

“Counterparty shall not terminate or materially modify or amend any contract or agreement that is included in the Asset Portfolio, as detailed in Exhibit A. As such, the Utilization Fee, as detailed in Exhibit M, shall remain unchanged during the Term. The Parties acknowledge and agree that changes to the Asset Portfolio may be required due to regulatory changes, in which case the provisions set forth in Section 12.04 will apply. To the extent Counterparty determines that it needs to enter into a new contract or agreement, the Parties will use good faith efforts to negotiate additional utilization fees and/or revenue sharing mechanisms as may be mutually agreed to by the Parties. Counterparty reserves the right to release any new contract or agreement that is not included in Exhibit A to another asset manager or third party.”

(ii)	Section 9.01 will be amended by replacing the reference to “March 31, 2021” in the first sentence thereof with “March 31, 2025”.

(iii)	Section 12.04 will be deleted in its entirety and replaced with the following:

“12.04 Termination Due to Regulatory Changes

Either Party may terminate this Agreement in the event that the FERC, the public service commission regulating Counterparty, or a legislative body changes its statutes, regulations or orders so as (1) to significantly restrict the transactions contemplated in this Agreement, (2) to require Counterparty to assign to its customers portions of the assets included in the Asset Portfolio, (3) to otherwise require Counterparty to make changes to the Asset Portfolio or (4) to significantly and materially modify the nature of the services provided by the Service Providers; provided however, that the Parties shall first endeavor to mutually agree on revisions to this Agreement to comply with such regulatory changes. In the event a Party elects to terminate this Agreement pursuant to this Section 12.04, such termination shall be effected as set forth in Section 9.02(d) and the electing party will be deemed to be the non-defaulting Party solely for purposes of determining the Settlement Amount.”

(iv)	Exhibit M (Utilization Fee) of the Agreement will be deleted in its entirety and be replaced with the attached Exhibit M (Utilization Fee).

5.         No Other Amendments. Except as set forth herein, the Agreement remains in full force and effect on the terms expressed therein.

6.         Counterparts. This Amendment may be executed and delivered in counterparts, each of which shall be deemed to be an original and which may be transmitted in an electronic format (such as a PDF file).

IN WITNESS WHEREOF, the undersigned Parties have caused this Amendment to be duly executed by their respective officers and representatives duly authorized as of the day and year first above written.

SEQUENT ENERGY MANAGEMENT LLC        ROANOKE GAS COMPANY

By: /s/ Berney Aucoin                                              By: /s/ Paul W. Nester

Name: Berney Aucoin                                              Name: Paul W. Nester

Title: Vice President                                                 Title: President and CEO

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